EXHIBIT 99.1

MEMORANDUM

TO: SPARTA Employees and Stockholders	DATE: July 23, 2007
FROM: David Schreiman
SUBJECT: Second Quarter 2007 Report and Stock Price Evaluation

Stock Pricing Results
The two tables attached at the back of this memo present, respectively, a summary of operating results for the quarter and the past 12 months compared to the same periods one year ago, and the calculation of the resultant stock price to be effective July 23, 2007. The operating results are discussed in later paragraphs. The new stock price, as shown in the second attached table, is $44.93 per share, an increase of $1.07 (2.4%) per share compared to $43.86 per share as of April 21, 2007 and an increase of $2.44 per share (5.7%) since July 21, 2006.
Although stockholders’ equity was virtually unchanged from the first quarter, a decline in the number of shares and vested stock options outstanding contributed a $0.43 per share increase to the stock price. Two-year earnings per share (as defined for stock pricing purposes) grew by 2% resulting in a $0.52 increase in stock price from the earnings/share term. The growth factor, computed without the 2006 contract profit of Spiral Technology, Inc. (which was spun off December 29, 2006), increased by 1%, allowing the growth term to contribute $0.12 per share to stock price growth, the third consecutive quarter where the growth term made a positive contribution to stock price growth.
Quarterly Stock Trade
We anticipate liquidity will be approximately $1,500K for quarterly pro rata repurchases on the August 21 trade date, consistent with the previous two trades, due to continuing repurchase of stock from terminating employees.
The deadline for offers for the next trade date is Tuesday, August 21, 2007. As previously communicated to “all hands,” the SPARTA Stock Transaction and Reporting System (STaRS) is operational and must be the sole means of entering offers for the August 21 trade. Shares acquired less than 6 months prior to the stock trade date, i.e. after February 21, 2007, may not be offered. This includes shares acquired by exercising options, from year-end bonuses, profit sharing and 401(k) contributions, and Rabbi Trust awards.
The process for submitting offers through STaRS is as follows:
1.	(Skip this step if you do not wish to sell your February 21, 2007 bonus stock in the August 21 trade.) If you wish to sell shares of stock you acquired as part of the 2006 end-of-year bonus payout, those shares were dated February 21, 2007. STaRS will, by default, not permit you to sell this certificate yet. If you wish to sell this certificate in the August 21 trade, you must send an e-mail to stockadministrator@sparta.com. The Stock Administrators in the CBO will adjust the certificate’s hold status in STaRS, which will permit you to offer this certificate in the August 21 trade.
2.	Enter one Stock Transaction Request (STR) in STaRS comprising your full offer.

3.	STaRS will automatically calculate your Estimated Repurchase Limit (ERL). The ERL represents the standard quarterly repurchase amount ($5,000), adjusted for stock option exercise debits/credits and stock option exercise loan payments. If your offer exceeds your ERL, STaRS will automatically break out your request into two STRs: (a) an ERL STR and (b) a Pro Rata STR. If your offer does not exceed your ERL, there will only be an ERL STR.
4.	Print out both the ERL and Pro Rata STR forms (as applicable) prepared by STaRS and sign them, and submit them to the CBO with the applicable stock certificates, as described below.
5.	Submit stock certificates just as if you were using the Excel-based stock transaction request forms. For the ERL ($5,000) STR, the signed/witnessed stock certificate(s) must accompany the original ERL STR. For the Pro Rata STR, stock certificates associated with this second transaction request should not be included (unless a portion of the certificate is included in the ERL STR offer), because the actual amount any offerer will be permitted to sell in the Pro Rata sale is subject to pro rata allocation in proportion to the stockholdings of the offerers.
6.	For the Pro Rata sale, sellers will be notified shortly after August 21 of the results of the pro rata allocation. Based on the allocation, STaRS will automatically update your Pro Rata STR. You must print out the updated Pro Rata STR (located in the document archive section in STaRS), sign it, and submit it to the CBO. You must also submit the signed/witnessed stock certificates identified on the revised Pro Rata STR. Proceeds from the pro rata sale will be forwarded to the sellers in early October 2007, approximately six weeks after the trade date.
You must submit the original signed STR(s) and applicable stock certificates to the CBO Stock Administrator no later than close of business on August 21. Stockholders wishing to offer stock for repurchase should send the STR form addressed to the CBO Stock Administrator, at least a few days prior to August 21. No transaction will be processed unless the original signed stock transaction request, and if applicable, signed/witnessed stock certificates are received in the CBO by the August 21 deadline. Forms that are emailed or faxed will not be accepted. Repurchase requests received after August 21 will not be honored regardless of the reason for late arrival, so send them early.
New Contracts
Second quarter contract actions with an annual value of at least $1M are summarized in the table below.

Opn	W/L	Program	Customer	P/S	Amt ($M)	Dur (Yr)	Type
SASO	Win	Test and Assessment	MDA	P	23.1	1	SS Add-on
SASO	Win	Test and Assessment Surge	MDA	P	1.3	1	SS Add-on
SASO	Win	Targets and Countermeasures	MDA	P	5.6	1	SS Add-on
TASO	Win	Warfighter Focus	PEO-STRI	S	20.0	10	Competitive
TASO	Win	Extend Range M-P UAV	Army	S	1.1	0.5	SS Add-on
ACTO	Win	Data Processing Support	FBI	P	3.2	1	SS Add-on
ACTO	Win	CATAPULT & STILETTO	Classified	P	2.9	1.1	SS Add-on
ACTO	Win	TURBO PANDA	Classified	P	4.3	1	SS Add-on
ACTO	Win	SPAWAR IDIQ	Navy SPAWAR	P	1.3	1	SS
MSO	Win	ZEUS/SABRE Integration	Joint IED Defeat Org.	P	2.3	0.5	SS
CPO	Win	Small Diameter Bomb Lot 3	MBDA/Boeing/AF	S	4.0	1	SS Option
			Total Wins		69.1
TASO	Loss	Counter Narco-Terrorism	Army	S	5.0	5	Competitive
TASO	Loss	Unmanned Aerial Systems	Army	S	9.0	5	Competitive
ACTO	Loss	UNO SRFW	Classified	S	1.6	0.67	Competitive
DSTO	Loss	ADVISOR	DARPA	P	4.9	1.5	Competitive
SMDO	Loss	Engineering Technical Support Services	Hanscom AFB	S	24.0	3	Competitive
			Total Losses		44.5
SS = Sole Source
2007 Business Performance
In what follows, the comparison of second quarter performance with that of the previous quarter and that of the first quarter of 2006 excludes the 2006 contributions from Spiral Technology which was spun off on December 29, 2006. In addition, the comparison excludes the effect of accounting adjustments for subcontractor and other invoices that will be accrued subsequent to the calculation of the stock price and will be included in the consolidated financial statements in our SEC Form 10-Q. (See Note on page 6)
Second quarter sales were $73.7M, a 4% increase from the previous quarter and a 2% increase from the second quarter of 2006. Direct labor of $19.0M was 6% less than the previous quarter and 1% more than the second quarter of 2006. Second quarter sales were 3% ahead of our plan for 2007, while second quarter direct labor was 2% below plan. Year-to-date, both sales and direct labor were 1% ahead of plan.
At the end of the second quarter, twelve-month contract backlog was $265.3M, a decrease of 2% from both the first quarter and from the second quarter of 2006. Multi-year contract backlog was $723M, an increase of 7% from the first quarter but a decrease of 17% from the second quarter of 2006.
In the second quarter, we hired 34 people, 12 more than in the first quarter, and corresponding to a recruiting rate of 2.9%. During the second quarter, we had 51 terminations (4.4% turnover rate), which was 2 more than in the previous quarter. Of the 51 who left, 24 took jobs at other companies or in the government. At the end of the second quarter, we had a full-time equivalent staff of 1,143 people, a net decrease of 19 people for the quarter.

2007 Financial Performance
The following comparison of second quarter financial performance with that of the previous quarter and that of the second quarter of 2006 excludes the effect of accounting adjustments for subcontractor and other invoices that will be accrued subsequent to the calculation of the stock price and will be included in the consolidated financial statements in our SEC Form 10-Q. (See Note on page 6.) Net earnings values in 2006 include the earnings of our discontinued operation, Spiral Technology.
Net earnings for the second quarter were $4.4M, a 4% decrease from the previous quarter. Profitability (net earnings as a percent of sales) was 5.9%, a decrease from 6.4% in the first quarter, and on par with the 5.9% for the second quarter of 2006. The decrease in earnings and profitability from the first quarter to the second quarter were due to a $0.2M increase in non-cash expenses arising from the repurchase of immature shares and from an increase in the number of stock options subject to recognition of fair value expense under FAS123R. Stockholders’ equity was $64.1M at the end of the second quarter, resulting in no change from the first quarter.
Collection of receivables remained strong in the second quarter with year-to-date (YTD) average monthly Days Sales Outstanding (DSO) at 53 days, a 3 day decrease from the first quarter YTD value and a 12 day decrease from the YTD average at the end of the second quarter of 2006. Cash and investments increased by $2.6M (7%) to $39.7M in the second quarter, and an increase of $5.4M (16%) compared to one year ago.
In the second quarter, we made scheduled promissory note principal payments of $1,453K, up 14% from $1,278K in the previous quarter. During the quarter, we issued $1.8M in new promissory notes. Thus the promissory note balance increased 3% to $11.5M. At the end of the quarter, cash and investments ($39.7M) exceeded the sum of our income tax liabilities and promissory note obligations ($12.2M) by $27.5M, an increase of $3.8M (16%) from the previous quarter and an increase of $5.3M (24%) from the second quarter of 2006.
2007 Outlook
The business plan for 2007, which is the basis of our operating budget, calls for $285M in sales and $77.6M in direct labor. Halfway through the year, sales and direct labor were essentially on plan, with contract profit exceeding plan by 8%. Current projections based on contracts in place and projected new work suggest that we will exceed the sales and profit plan for the year.
We have identified several new opportunities for 2007, amounting to over $1B in total, unweighted multi-year value. Because of schedule issues, success in pursuing these opportunities will not have a major impact on our 2007 performance but they could have a major impact on our end-of-year contract backlog and thus the outlook for 2008. Certainly the schedule for some of these procurements will slip and perhaps some may be cancelled. Nonetheless, should we win a reasonable portion of the rest, we would put ourselves back on track for double-digit growth in 2008. This is the dominant priority for the next several months.
Outlook for Near-Term Stock Prices
We normally are able to estimate fairly accurately our net earnings over the next three to six months, and since SPARTA’s stock price is set by a formula, this allows us to project the SPARTA stock price three to six months downstream with fairly good accuracy. The two dominant parameters most influencing future stock prices are our quarterly net earnings and our projection of future (next 12 month) contract profits. Currently, we estimate net earnings (as used for stock pricing) to be about $5.0M in the third quarter of 2007 and $10.1M for the total of the third and fourth quarters. Our current (as of July 1, 2007) projection of 12 month contract profits is $28.8M. The table below shows the SPARTA stock prices expected to be established as of the next two stock pricing dates (October 21, 2007 and January 21, 2008) for the estimated value of net earnings in the next two quarters and the current value of projected contract profits, and for the normal band of uncertainty for these terms.

Proj’d 12 mo
Contract Profits as	Third Quarter	Oct 21	Change from
of Sept 30	Net Earnings	Stock Price	July 21 Stock Price
$28.8M	$5.0M	$45.94	+ $1.01
28.8	5% Higher	46.14	+ 1.21
28.8	5% Lower	45.74	+ 0.81
3% Higher	$5.0M	46.75	+ 1.82
3% Lower	$5.0M	45.15	+ 0.22

Proj’d 12 mo
Contract Profits as	Next 6 months	Jan 21	Change from
of Dec 31	Net Earnings	Stock Price	July 21 Stock Price
$28.8M	$10.1M	$47.64	+ $2.71
28.8	5% Higher	48.05	+ 3.12
28.8	5% Lower	47.21	+ 2.28
5% Higher	$10.1M	49.03	+ 4.10
5% Lower	$10.1M	46.28	+ 1.35
All statements in this memorandum that do not directly and exclusively relate to historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements represent the Company’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors, many of which are outside the Company’s control. These factors could cause our actual results, performance, achievements or industry results to differ materially from the results, performance or achievements expressed or implied by such forward-looking statements. These factors are described in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and such other filings that the Company makes with the SEC from time to time. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof.

SPARTA, INC.
OPERATING RESULTS
AS OF JUNE, 2007

Business Results	For the three months ended		For the twelve months ended
(in $K, unless otherwise noted)	JUN 07	JUN 06	JUN 07	JUN 06
Sales ($M)	$73.7	$75.1	$296.3	$287.9
Sales excluding ST ($M)	73.7	72.1	291.7	276.8
Contract Profits	7,904	7,683	30,881	30,232
Contract Profits excluding ST	7,904	7,540	30,654	29,682
Gross Profits (incl. SIT and Misc Income)	8,129	7,933	31,824	31,261
Gross Profits excluding ST (incl. SIT and Misc Income)	8,129	7,789	31,581	30,644
Net income Per GAAP (incl. FAS 123R and unallowable comp.)	4,345	4,226	17,130	16,883
For Stock Pricing (excl. FAS 123R and unallowable co	4,867	4,720	19,057	18,559
Stock tax benefit	1,046	1,058	4,527	6,313
Stock sales - Receivable	(495)	(259)	187	780
Deferred Stock (Rabbi Trust)	93	35	(102)	74
Stock sales - exercise	5,708	5,012	15,591	15,015
Stock sales - retirement plans	1,588	1,520	6,264	6,215
Stock sales - bonus	0	0	798	1,257
Total Stock Sales	7,296	6,532	22,653	22,487
Stock repurchases:
- Cash	10,695	12,236	41,619	34,222
- Promissory notes	1,758	2,653	6,068	3,391
Total Stock Repurchases	12,453	14,889	47,688	37,613

Business Projections and Backlog	At JUN. 30,	At DEC. 31,	At JUN. 30,
(in $M, unless otherwise noted)	2007	2006	2006
Contract backlog	265.3	262.3	280.5
Proposal backlog	83.8	79.0	140.9
Twelve month projected sales	290.8	283.7	307.1
Twelve month projected earnings ($K)	31,110	29,798	31,020

	At JUN. 30,	At DEC. 31,	At JUN. 30,
Breakdown of Stockholder's Equity ($M)	2007	2006	2006
Stock sales (excluding FAS 123R)	$116.74	$103.15	$93.47
Stock sales receivables	(0.87)	(0.25)	(1.06)
Deferred stock compensation	(0.46)	(0.30)	(0.36)
Stock repurchases	(158.24)	(138.65)	(110.56)
Stock tax benefit	29.60	28.41	25.32
Retained earnings	77.37	68.49	60.24

Stockholders’ Equity	$64.13	$60.86	$67.06

Stock Promissory Notes	11.51	12.49	10.19

Net Worth	$75.65	$73.35	$77.25

Cash on Hand	$40,900	$38,139	$35,028

	At JUN. 30,	At DEC. 31,	At JUN. 30,
Stock Notes ($M)	2007	2006	2006
Total note balance	$11.51	$12.49	$10.19
Long-term subordinated	$7.34	$8.07	$7.06
Note: The values in the above table for sales, contract profits, gross profits, net income and retained earnings are preliminary, and reflect the values used in computing the formula stock price. The values reported in the Company’s quarterly and annual financial statements, as filed on SEC Forms 10-Q and 10-K, reflect adjustments for subcontractor and other invoices accrued subsequent to the calculation of the stock price, but which pertain to the applicable period’s operating results.

STOCK PRICE CALCULATION
(Business Data as of 06/30/2007)

	Equity		Growth		Earnings
	Term		Term		Term

	SE+SN+CX					NP+STB

PRICE =	SI+SV	+	7 x FG	x	(2 YR AVG	SI+SV )

Stock Ownership		Equity Term ($K)
Shares Issued (SI)	4,806	Stockholders Equity (SE)	64,132
Option Vested (SV)	851	Subordinated Notes (SN)	7,338
	5,656	(Long Term Portion)
		Cost to Exercise SV (CX)	26,396

		SE + SN + CX =	97,867
Equity Term/Share

SE+SN+CX		97,867

SI+SV	=	5,656	=	$17.302
Growth Term (FG)

Contract Profits ($K) excluding ST
Past 12 Months	30,654
Past 24 Months	60,336
12 Month Projection	28,820	(Contract Backlog + Weighted Proposal Backlog)
FG = [ {Past 12 Months + 12 Months Projection} / Past 24 Months ]2
FG = [ ( 30,654 + 28,820 ) / 60,336 ]2 = 0.972

Earnings Term ($K)					Previous 7 Quarters
Net Income for Quarter, for Stock Pricing (NP, $K)			=	4,867	1.137
					1.100
Stock Tax Benefit (STB)			=	1,046	0.841

					0.952
Quarter	NP+STB	= (4,867 + 1,046) / 5,656			1.044

	SI+SV	=		1.045	1.100
					0.905

2 YR AVG	NP+STB	= (1.045 + 7.079) /2			7.079

	SI+SV	=		4.062
Stock Price Computation
     Note: Growth Term may not exceed 1.500

Price/Share	=	$17.302	+	7	x	0.972	x	4.062	=	$44.93